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Exhibit 10.7

This Note has not been registered under the Securities Act of 1933 (the "Securities Act") or under the provisions of any applicable state securities laws, but has been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under applicable state securities laws. This Note may not be sold, pledged, transferred or assigned except in a transaction which is exempt under provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of any exemption, only if the issuer has received an opinion of counsel satisfactory to the issuer that such transaction does not require registration of this Note.

                ACHIEVEMENT TEC, INC. CONVERTIBLE PROMISSORY NOTE

January 1, 2001                                                      $950,000.00

         ACHIEVEMENT TEC, INC., a Delaware corporate ("ATI"), for value received, hereby promises to pay to JOE LOYD AND/OR KAREN LOYD or registered assigns (the "Holder") on or before the earlier to occur of (i) 16 calendar quarters after the closing of a Qualified Financing (as defined in Section 3 hereof) after the date hereof or (ii) December 21, 2004 (the "Maturity Date") at the principal offices of ATI, the principal sum of Nine Hundred Fifty Thousand and no/100 Dollars ($950,000.00) in such legal tender of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on advanced amounts at a varying rate per annum equal to the Base Rate (hereinafter defined) plus one percent (1%) per annum from the date of receipt of funds by ATI until ATI's obligation with respect to the payment of such principal sum shall be discharged as set forth in this Convertible Promissory Note (the "Note"). "Base Rate" shall mean the rate of interest most recently announced publicly by Bank of America Trust, N.A., from time to time, as its prime rate, which rate shall fluctuate. Adjustments in the varying interest rate shall be made on the same day as each change announced in the Base Rate. Interest shall accrue and be payable in legal tender of the Holder at the Maturity Date or in an equity security of ATI as provided in Section 3 hereof.

1.       TRANSFERS OF NOTE TO COMPLY WITH THE SECURITIES ACT.

         The Holder agrees not to make any disposition of all or any portion of the Note unless and until:

         (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) the Holder shall have notified ATI of the proposed disposition and shall have furnished ATI with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by ATI, the Holder shall have furnished ATI with an opinion of counsel, reasonably satisfactory to ATI that such disposition will not require registration of such shares under the Securities Act.

         (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner of its partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Holder hereunder.

2.       PREPAYMENT.

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         The principal amount of this Note may be prepaid by ATI, in whole or in part at any time without penalty or premium of any kind.

3.       VOLUNTARY CONVERSION.

         Upon the consummation of a Qualified Financing (hereinafter defined) after the date hereof, the unpaid principal and accrued interest on this Note may at Holders' option be converted (a "Voluntary Conversion") into shares of ATI's Common Stock at the beginning of any of the subsequent 16 calendar quarters and in amounts equal to the remaining quarterly balances due hereunder at a price per share of one dollar ($1.00). In the event of a Voluntary Conversion pursuant to this Section 3, the Holder of this Note shall receive that number of shares of Common Stock that is equal to the outstanding principal and unpaid accrued interest due to such Holders divided not less than one dollar ($1.00) per share.

         For purposes of this Section 3, a "Qualified Financing" shall mean convertible equity financing of ATI in which (i) the gross proceeds to ATI from the sale of Common or Preferred Stock equals or exceeds Five Million Dollars ($5,000,000.00), (ii) the investors consist of new investors in ATI, individuals and/or venture capital firms and (iii) that closes on or before July 1, 2001 with terms that are customarily included in a venture capital financing, including weighted average price-based anti-dilution adjustments.

4.       EVENTS OF DEFAULT.

         a. This Note shall become due and payable immediately upon any of the following events, herein called "Events of Default":

                  (i)(i) default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise;

                  (ii) default in the due observance or performance of any covenant, condition or agreement on the part of ATI to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 30 days after written notice specifying such default shall have been given to ATI by the Holder;

                  (iii) application for, or consent to, the appointment of a receiver, trustee or liquidator for ATI or of its property;

                  (iv) admission in writing of ATI's inability to pay its debts as they mature;

                  (v) general assignments by ATI for the benefit of creditors;

                  (vi) filing by ATI of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

                  (vii) entering against ATI of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 90 days.

         b. Upon the occurrence and during the continuation of any one or more of the Events of Default specified above, the Holder may proceed to protect and enforce its rights by suit in the specific performance of any covenant or agreement contained in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have.

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5.       MISCELLANEOUS.

         a. This Note has been issued by ATI pursuant to authorization of the Board of Directors of ATI.

         b. Notwithstanding the terms of this Note, payment required is subject to the terms of that Agreement of Purchase and Sale effective January 1, 2001.


                                        Achievement Tec, Inc.

                                        By:
                                           ---------------------------

                                        Name:
                                             -------------------------

                                        Title:
                                              -------------------------